Table of Contents

Exhibit 99.1

NEWS FROM ARDEN REALTY, INC.FOR
IMMEDIATE RELEASE

CONTACT:	Richard Davis (310) 966-2600

ARDEN REALTY, INC. REPORTS FOURTH QUARTER 2003 FFO OF $0.65 PER SHARE

February 4, 2004

Los Angeles, California — Arden Realty, Inc. (NYSE/ARI), a Los Angeles-based office real estate investment trust, today reported Funds From Operations (FFO) for the fourth quarter of 2003 of $43.0 million or $0.65 per share on a fully diluted basis and $174.5 million or $2.66 per share on a fully diluted basis for the year ended December 31, 2003, compared with FFO of $44.6 million or $0.69 per share on a fully diluted basis for the fourth quarter of 2002 and $181.5 million or $2.75 per share on a fully diluted basis for the year ended December 31, 2002.

Revenues for the fourth quarter of 2003 were $105.1 million and $414.3 million for the year ended December 31, 2003, compared with $102.2 million for the fourth quarter of 2002 and $397.0 million for the year ended December 31, 2002. Net income for the fourth quarter of 2003 was $13.6 million or $0.21 per share on a fully diluted basis and $58.5 million or $0.92 per share on a fully diluted basis for the year ended December 31, 2003, compared with $16.3 million or $0.26 per share on a fully diluted basis for the fourth quarter of 2002 and $70.2 million or $1.09 per share on a fully diluted basis for the year ended December 31, 2002.

Operating portfolio occupancy stood at 90.4% at the end of the fourth quarter 2003 versus 89.9% at the end of the third quarter 2003 and 90.1% at the end of the fourth quarter of 2002.

A dividend of $0.505 per share was declared for the fourth quarter of 2003.

Total debt was approximately $1.35 billion, representing approximately 39.6% of total market capitalization at December 31, 2003.

Arden Realty will host a conference call to discuss fourth quarter 2003 operating results on February 5, 2004, at 1:00 p.m. Eastern time. A live webcast (listen only mode) of the conference call will be available at this time. A hyperlink to the live webcast will be available from the Investor Information section of our website at www.ardenrealty.com or at www.companyboardroom.com. A replay of the conference call may be heard by calling (800) 642-1687 (U.S.) or (706) 645-9291 (International), access code 4814377, from 3:00 p.m. Eastern time on February 5, 2004 through 3:00 p.m. Eastern time on February 19, 2004. During this period, an on-demand webcast replay of the call will also be available from the Investor Information section of our website at www.ardenrealty.com or at www.companyboardroom.com.

Financial schedules follow. A detailed analysis of the quarter’s results can be obtained by viewing the Supplemental Operating and Financial Data available in the Investor Information section (Financial Reports) of our website at www.ardenrealty.com, or by calling Richard Davis, CFO, at the number listed above.

MORE

Arden Realty is a self-administered, self-managed real estate investment trust which owns, manages, leases, develops, renovates and acquires commercial office properties located in Southern California. As of December 31, 2003, the Company’s portfolio contained 130 properties comprised of 215 buildings and approximately 18.9 million rentable square feet including a development property with approximately 283,000 rentable square feet under lease-up. For more information on the Company, visit the Arden website at www.ardenrealty.com.

Statements made in this press release or during the conference call which are not historical may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although Arden Realty believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, these statements are subject to various risks and uncertainties. Factors that could cause actual results to differ materially from the Company’s expectations include general and Southern California specific real estate and economic conditions, competition within the industry, the availability and cost of capital for future investments and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

MORE

ARDEN REALTY, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31, 2003	December 31, 2002
	(unaudited)
Assets
Investment in real estate:
Commercial properties	$2,944,357	$2,884,152
Less: accumulated depreciation and amortization	(456,432)	(377,005)

	2,487,925	2,507,147
Properties under development	75,627	65,296
Land available for development	23,723	23,731
Properties held for disposition, net	59,424	145,450

Net investment in real estate	2,646,699	2,741,624
Cash and cash equivalents	4,707	4,063
Restricted cash	19,694	20,498
Rent and other receivables	3,688	2,917
Deferred rent	44,203	43,646
Prepaid financing costs, expenses and other assets, net of amortization	22,442	19,661

Total assets	$2,741,433	$2,832,409

Liabilities and Stockholders' Equity
Mortgage loans payable	$564,829	$570,654
Unsecured lines of credit	161,000	208,587
Unsecured term loan	125,000	125,000
Unsecured senior notes, net of discount	498,952	498,063
Accounts payable and accrued expenses	54,317	55,705
Security deposits	22,321	20,645
Dividends payable	32,535	31,807

Total liabilities	1,458,954	1,510,461
Minority interest	72,194	74,571
Stockholders' Equity
Common stock	646	631
Additional paid-in capital	1,225,192	1,260,773
Deferred compensation	(14,952)	(11,259)
Accumulated other comprehensive loss	(601)	(2,768)

Total stockholders' equity	1,210,285	1,247,377

Total liabilities and stockholders' equity	$2,741,433	$2,832,409

MORE

ARDEN REALTY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2003	2002	2003	2002
	(unaudited)		(unaudited)
Revenue:
Revenues from rental operations:
Scheduled cash rents	$90,071	$87,785	$356,804	$339,292
Straight-line rents	385	629	986	4,214
Tenant reimbursements	6,404	5,074	24,683	22,135
Parking, net of expenses	5,777	5,419	22,084	20,805
Other rental operations	2,410	2,333	8,978	8,041

	105,047	101,240	413,535	394,487
Interest and other income	103	966	734	2,542

Total revenue	105,150	102,206	414,269	397,029

Expenses:
Property expenses:
Repairs and maintenance	11,329	10,309	42,859	37,250
Utilities	7,696	8,969	34,253	34,209
Real estate taxes	7,867	7,386	29,488	28,616
Insurance	2,145	2,122	8,431	7,787
Ground rent	271	279	961	895
Property administrative	4,073	3,841	16,761	14,893

Total property expenses	33,381	32,906	132,753	123,650
General and administrative	5,549	3,932	18,123	13,166
Interest	23,525	23,132	93,767	88,516
Depreciation and amortization	29,541	27,126	118,114	106,182

Income from continuing operations
before gain and minority interest	13,154	15,110	51,512	65,515
Gain on sale of operating properties	--	694	--	1,967

Income from continuing operations
before minority interest	13,154	15,804	51,512	67,482
Minority interest	(1,383)	(1,481)	(5,536)	(5,999)

Income from continuing operations	11,771	14,323	45,976	61,483
Discontinued operations, net of minority interest	1,301	1,979	6,596	8,692
Gain on sale of discontinued properties	555	--	5,937	--

Net income	$13,627	$16,302	$58,509	$70,175

Net income per share:
Basic	$0.21	$0.26	$0.92	$1.09

Diluted	$0.21	$0.26	$0.92	$1.09

Weighted average common shares:
Basic	64,315	63,295	63,553	64,151

Diluted	64,856	63,382	63,815	64,351

MORE

ARDEN REALTY, INC.
CALCULATION OF FUNDS FROM OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2003	2002	2003	2002
Funds From Operations:(1)
Net Income	$13,627	$16,302	$58,509	$70,175
Plus -
Depreciation and minority interest
from discontinued operations	57	1,490	2,548	5,472
Depreciation and amortization	29,541	27,126	118,114	106,182
Minority interest	1,383	1,481	5,536	5,999
Less -
Gain on sale of discontinued properties	(555)	--	(5,937)	--
Gain on sale of operating properties	--	(694)	--	(1,967)
Income allocated to Preferred Operating
Partnership Units	(1,078)	(1,078)	(4,312)	(4,312)

Funds From Operations(2)	$42,975	$44,627	$174,458	$181,549

Per share:
Funds From Operations - Diluted	$0.65	$0.69	$2.66	$2.75

Dividends declared	$0.505	$0.505	$2.02	$2.02

Weighted average shares and Operating
Partnership Units outstanding - Diluted	66,545	65,099	65,513	66,098

(1)

We believe that funds from operations, or FFO, is a useful supplemental measure of our operating performance. We compute FFO in accordance with standards established by the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, in April 2002. The White Paper defines FFO as net income or loss computed in accordance with generally accepted accounting principles, or GAAP, excluding extraordinary items, as defined by GAAP, and gains and losses from sales of depreciable operating property plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.

We believe that FFO, by excluding depreciation costs, the gains or losses from the sale of operating real estate properties and extraordinary items as defined by GAAP, provides an additional perspective on our operating results. However, because these excluded items have real economic effect, FFO is a limited measure of performance.

FFO captures trends in occupancy rates, rental rates and operating costs. FFO excludes depreciation and amortization costs and it does not capture the changes in value in our properties that result from use or changes in market conditions or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, all of which are significant economic costs. Therefore, its ability to measure performance is limited.

Because FFO excludes significant economic components of net income determined in accordance with GAAP, FFO should be used as an adjunct to net income and not as an alternative to net income. FFO should also not be used as an indicator of our financial performance, or as a substitute for cash flow from operating activities determined in accordance with GAAP or as a measure of our liquidity. FFO is used by investors to compare our performance with other REITs. Other REITs may use different methodologies for calculating FFO and, accordingly, our FFO may not be comparable to other REITs.

(2)

Included in FFO is non-cash compensation expense of $842,000 and $324,000 for the three months ended December 31, 2003 and December 31, 2002, respectively and $2.2 million and $1.2 million for the twelve months ended December 31, 2003 and December 31, 2002, respectively.

###